                            SFX ENTERTAINMENT, INC.

                             OFFER TO EXCHANGE ALL
             OUTSTANDING 9-1/8% SENIOR SUBORDINATED NOTES DUE 2008
                                      FOR
              REGISTERED 9-1/8% SENIOR SUBORDINATED NOTES DUE 2008


TO OUR CLIENTS:

     Enclosed for your consideration is a Prospectus, dated         , 1999 (the
"Prospectus"), and the related Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of SFX Entertainment, Inc. (the "Company"), to exchange (the "Exchange Offer") $1,000 principal amount of its 91/8% Senior Subordinated Notes due 2008 (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended, pursuant to a registration statement of which the Prospectus is part for each $1,000 principal amount of its outstanding 91/8% Senior Subordinated Notes due 2008 (the "Notes") of which $200.0 million in aggregate principal amount are outstanding as of the date hereof. The Exchange Offer is made upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement dated November 25, 1998, among the Company, the guarantors described therein, Morgan Stanley & Co. Incorporated, Lehman Brothers Inc., BancBoston Robertson Stephens Inc. and BNY Capital Markets, Inc. (the "Initial Purchasers").

     This material is being forwarded to you as the beneficial owner of the Notes carried by us in your account but not registered in your name. A tender of such Notes may only be made by us as the holder of record and pursuant to your instructions.

     Accordingly, we request instructions as to whether you wish us to tender on your behalf the Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

     Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m.,
New York City time, on      . 1999. Notes tendered pursuant to the Exchange
Offer may be withdrawn at any time before the Expiration Date.

     Your attention is directed to the following:

     1. The Exchange Offer is for any and all of the outstanding Notes.

     2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer--Certain Conditions to the Exchange Offer."

     3. Any transfer taxes incident to the transfer of Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.

     4. The Exchange Offer and withdrawal rights expire at 5:00 p.m., New York
City time, on      , 1999, unless extended by the Company in its sole
discretion.

     If you wish to have us tender your Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER NOTES.
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                         INSTRUCTIONS WITH RESPECT TO
                              THE EXCHANGE OFFER

     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by SFX Entertainment, Inc. with respect to the Notes.

     This will instruct you to tender the Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

     Please tender the Notes held by you for my account as indicated below:

                                                 PRINCIPAL AMOUNT OF NOTES
                                                 -------------------------


                                             ----------------------------------


9-1/8% Senior Subordinated Notes due
  2008.................................


[ ]  Please do not tender any Notes
     held by you for my account.


Dated:                     , 1999
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                                                        Signature(s)

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                                                 Please print name(s) here



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                                                         Address(es)



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                                                Area Code and Telephone Number



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                                                    Tax Identification or
                                                    Social Security No(s).


None of the Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Notes held by us for your account.